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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated July 20, 1999, in the Registration Statement (Form S-1) and related Prospectus of Extreme Networks, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

October 6, 1999